Exhibit 99.2
U.S. Federal Income Tax Information Regarding Potential Status of QLT Inc. as a Passive Foreign
Investment Company
December 5, 2008
     Special U.S. federal income tax rules apply to “U.S. Holders” (as defined below) of stock of a “passive foreign investment company” (a “PFIC”). As previously disclosed, QLT Inc. (the “Company”) believes, but cannot offer any assurance, that it was classified as a PFIC for one or more taxable years prior to 2000, and that it was not a PFIC during any of the taxable years from the taxable year ending December 31, 2000 through the taxable year ending December 31, 2007. The Company further believes that it may be a PFIC for the taxable year ending December 31, 2008, which would significantly impact the U.S. federal income tax consequences to U.S. Holders. The Company is uncertain regarding its potential PFIC status for the taxable year ending December 31, 2009. The Company’s actual PFIC status for a given taxable year will not be determinable until the close of such year and, accordingly, no assurances can be given regarding the Company’s PFIC status in 2008 or any future year. The Company intends to disclose information regarding its PFIC status in 2008 in its Annual Report on Form 10-K for the year ending December 31, 2008.
     A “U.S. Holder” is a holder of the Company’s common shares that is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any U.S. state or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the income’s source; or (iv) a trust (a) if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons, as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), have authority to control all of the trust’s substantial decisions; or (b) that was in existence on August 20, 1996, was treated as a U.S. person under the Code on the previous day and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
     A non-U.S. corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either 75% or more of its gross income is “passive income” (the “income test”) or 50% or more of the average value of its assets consists of assets that produce, or are held for the production of, passive income (the “asset test”). For this purpose, passive income generally includes, among other things, dividends, interest, certain rents and royalties and gains from the disposition of passive assets.
     A U.S. Holder that holds common shares while the Company is a PFIC (because either the Company is a PFIC in 2008 or the Company was previously a PFIC during the period that such U.S. Holder held common shares) may be subject to increased tax liability upon the sale, exchange or other disposition of the common shares or upon the receipt of certain distributions, regardless of whether the Company is a PFIC in the year in which such disposition or distribution occurs. These adverse tax consequences will not apply, however, if (i) a U.S. Holder timely filed and maintained (and in certain cases, continues to maintain), or timely files and maintains, as the case may be, a qualified electing fund (“QEF”) election to be taxed annually on the U.S. Holder’s pro rata portion of the Company’s earnings and profits, (ii) the U.S. Holder timely made or makes, as the case may be, a mark-to-market election as described below or (iii) a U.S. Holder is eligible to make a “purging” election and timely does so, as described below. These adverse tax consequences include:
(a)	An “excess distribution” generally is the excess of the amount a PFIC distributes to a shareholder during a taxable year over 125% of the average amount it distributed to the shareholder during the three preceding taxable years or, if shorter, the part of the shareholder’s holding period before the taxable year. Distributions with respect to the common shares made by the Company during the taxable year to a U.S. Holder that are excess distributions must be allocated ratably to each day of the U.S. Holder’s holding period. The amounts allocated to the current taxable year and to taxable years prior to the first year in which the Company was classified as a PFIC are included as ordinary income in a U.S. Holder’s gross income for that year. The amount allocated to each other prior taxable year is taxed as ordinary income at the highest tax rate in effect for the U.S. Holder in that prior year (without offset by any net operating loss for such year) and the tax is subject to an interest charge at the rate applicable to deficiencies in income taxes (the “special interest charge”).

(b)	The entire amount of any gain realized upon the sale or other disposition of the common shares will be treated as an excess distribution made in the year of sale or other disposition and as a consequence will be treated as ordinary income and, to the extent allocated to years prior to the year of sale or disposition, will be subject to the special interest charge described above.
     A U.S. Holder of stock in a PFIC may make a QEF election with respect to such PFIC to elect out of the tax treatment discussed above. Generally, a QEF election, on IRS Form 8621, should be made with the filing of a U.S. Holder’s U.S. federal income tax return for the first taxable year for which both (i) the U.S. Holder holds common shares of the Company and (ii) the Company was a PFIC. A U.S. Holder that timely makes a valid QEF election with respect to a PFIC will generally include in gross income for a taxable year (i) as ordinary income, such holder’s pro rata share of the corporation’s ordinary earnings for the taxable year, and (ii) as long-term capital gain, such holder’s pro rata share of the corporation’s net capital gain for the taxable year. However, the QEF election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. The Company will provide, upon request, all information and documentation that a U.S. Holder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. Holder’s pro rata share of ordinary income and net capital gain, and a “PFIC Annual Information Statement” as described in applicable U.S. Treasury regulations).
     If the Company is a PFIC for any year during which a U.S. Holder holds common shares, but the Company ceases in a subsequent year to be a PFIC (which could occur, for example, if the Company is a PFIC for 2008 but is not a PFIC for 2009), then a U.S. Holder can make a “purging” election, in the form of a deemed sale election, for such subsequent year in order to avoid the adverse PFIC tax treatment described above that would otherwise continue to apply because of the Company having previously been a PFIC. If such election is timely made, the U.S. Holder would be deemed to have sold the common shares held by the holder at their fair market value, and any gain from such deemed sale would be taxed as an excess distribution (as described above). The basis of the common shares would be increased by the gain recognized, and a new holding period would begin for the common shares for purposes of the PFIC rules. The U.S. Holder would not recognize any loss incurred on the deemed sale, and such a loss would not result in a reduction in basis of the common shares. After the deemed sale election, the U.S. Holder’s common shares with respect to which the deemed sale election was made would not be treated as shares in a PFIC, unless the Company subsequently becomes a PFIC. A U.S Holder may also be able to make a deemed sale election with respect to the Company’s subsidiaries that are PFICs, if any. The rules regarding deemed sale elections are very complex. U.S. Holders are strongly urged to consult their tax advisors about the deemed sale election with regard to the Company and any subsidiaries.
     Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the adverse PFIC tax treatment discussed above. If a U.S. Holder makes a mark-to-market election for shares of marketable stock, the holder will include in income each year an amount equal to the excess, if any, of the fair market value of the shares as of the close of the holder’s taxable year over the holder’s adjusted basis in such shares. A U.S. Holder is allowed a deduction for the excess, if any, of the adjusted basis of the shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the shares included in the holder’s income for prior taxable years. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the shares, as well as to any loss realized on the actual sale or disposition of the shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such shares. A U.S. Holder’s basis in the shares will be adjusted to reflect any such income or loss amounts. However, the special interest charge and related adverse tax consequences described above for non-electing holders may continue to apply on a limited basis if the U.S. Holder makes the mark-to-market election after such holder’s holding period for the shares has begun.

     The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The common shares are listed on the TSX and quoted on NASDAQ, each of which constitutes a “qualified exchange” under applicable U.S. Treasury regulations. U.S. Holders of common shares are urged to consult their tax advisors as to whether the common shares would qualify for the mark-to-market election.
     To the extent any of the Company’s subsidiaries is also a PFIC, a U.S. Holder will also be deemed to own shares in such lower-tier PFIC and could incur liability for the deferred tax and special interest charge described above if either (i) the Company receives a distribution from, or disposes of all or part its interest in, the lower-tier PFIC or (ii) the U.S. Holder disposes of all or part of such holder’s common shares. In addition, the mark-to-market election cannot be made for a subsidiary of a PFIC if the stock of such subsidiary is not itself marketable stock.
     If a U.S. Holder holds common shares in any year in which the Company is a PFIC, the holder will be required to file IRS Form 8621 regarding distributions received on the common shares and any gain realized on the disposition of the common shares, as well as to make or maintain certain elections reportable on Form 8621.
     A dividend received by an individual U.S. Holder will not qualify for the 15% reduced maximum rate if the Company is a PFIC in the year in which the dividend is paid or in the preceding year.
     THE APPLICABILITY AND CONSEQUENCES OF THE PFIC RULES ARE EXCEEDINGLY COMPLEX. IN ADDITION, THE FOREGOING SUMMARY DOES NOT ADDRESS ALL OF THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES WITH RESPECT TO PFIC STATUS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR IN LIGHT OF SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES OR THAT MAY BE RELEVANT TO INVESTORS THAT ARE SUBJECT TO SPECIAL TREATMENT UNDER U.S. FEDERAL INCOME TAX LAW. ACCORDINGLY, PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES TO THEM AND THE ADVISABILITY OF MAKING ANY OF THE ELECTIONS DESCRIBED ABOVE.

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